UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2018

ProShares Trust II

(Exact name of registrant as specified in its charter)

Delaware	001-34200	87-6284802
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Michael L. Sapir

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000E

Bethesda, Maryland 20814

(240) 497-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James C. Munsell

Kenny S. Terrero

c/o Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

and

Richard F. Morris

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000E

Bethesda, Maryland 20814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

On August 29, 2018, ProShares Capital Management LLC on behalf of ProShares Trust II (the “Trust”) issued a press release announcing reverse share splits (each, a “Reverse Split”) on two of the Trust’s series, ProShares Ultra VIX Short-Term Futures ETF (NYSE Arca symbol “UVXY”) and ProShares Short VIX Short-Term Futures ETF (NYSE Arca symbol “SVXY”). The Reverse Splits will not change the value of a shareholder’s investment.

ProShares Ultra VIX Short-Term Futures ETF will execute a 1-for-5 Reverse Split of its shares, and ProShares Short VIX Short-Term Futures ETF will execute a 1-for-4 Reverse Split of its shares. The Reverse Splits will be effective prior to market open on September 18, 2018, when ProShares Ultra VIX Short-Term Futures ETF and ProShares Short VIX Short-Term Futures ETF will begin trading at their respective post-Reverse Split prices. The ticker symbols for ProShares Ultra VIX Short-Term Futures ETF and ProShares Short VIX Short-Term Futures ETF will not change, but the Funds will be issued new CUSIP numbers: ProShares Ultra VIX Short-Term Futures ETF (new CUSIP number “74347W148”) and ProShares Short VIX Short-Term Futures ETF (new CUSIP number “74347W130”).

The Reverse Splits will increase the price per share of ProShares Ultra VIX Short-Term Futures ETF and ProShares Short VIX Short-Term Futures ETF with a proportionate decrease in the number of shares outstanding. Specifically, every five pre-Reverse Split shares held by a ProShares Ultra VIX Short-Term Futures ETF shareholder will result in the receipt of one post-Reverse Split share, which will be priced five times higher than the net asset value of a pre-Reverse Split share, while every four pre-Reverse Split shares held by a ProShares Short VIX Short-Term Futures ETF shareholder will result in the receipt of one post-Reverse Split share, which will be priced four times higher than the net asset value of a pre-Reverse Split share.

For shareholders who hold quantities of shares that are not an exact multiple of the Reverse Split ratio (i.e., not a multiple of 5 or 4, as applicable), the Reverse Split will result in the creation of a fractional share. Post-Reverse Split fractional shares will be redeemed for cash. Proceeds will be sent to the shareholder’s broker of record. This redemption may cause some shareholders to realize gains or losses, which could be a taxable event for those shareholders.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated August 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2018

ProShares Trust II

/s/ Todd B. Johnson
Todd B. Johnson Principal Executive Officer